Alternative Energy Partners, Inc.
Consolidated Financial Statements
(Pro Forma Unaudited)
July 31, 2010 and 2009

Alternative Energy Partners, Inc.
Consolidated Financial Statements
Pro Forma Unaudited
July 31, 2010 and 2009

CONTENTS

Page(s)

Consolidated Balance Sheets - As of July 31, 2010 and 2009	1

Consolidated Statements of Operations -	2
For the year ended July 31, 2010 and 2009

Statements of Cash Flows -	3
For the year ended July 31, 2010 and 2009

Notes to Consolidated Financial Statements	4

Alternative Energy Partners, Inc. and Subsidiaries
Consolidated Balance Sheets Pro Forma Unaudited

	Consolidated
	July 31,
	2010	2009
Assets

Current Assets
Cash	$ 1,899,884	$ 1,694,718
Accounts receivable	1,938,541	1,706,351
Revenues in excess of billing	56,777	146,044
Other current assets	620	620
Total Current Assets	3,895,822	3,547,733

Other Assets
Notes Receivable	2,598,301	2,445,798
Deferred tax asset	1,635	-
Solar generation technology (net)	95,000	-
Goodwill	1,875	-
Total Other Assets	2,696,811	2,445,798

Fixed Assets
Fixed Assets (net)	1,253,266	1,259,963

Total Fixed Assets	1,253,266	1,259,963

Total Assets	$ 7,845,899	$ 7,253,494

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$ 980,416	$ 1,607,835
Accrued liabilities	235,795	267,785
Loans and interest payable	55,959	7,593
Billing in excess of revenues	222,948	462,157
Related Party Payable-HOTI	19,033	-
Other current liabilities	50,490	78,273
Total Current Liabilities	1,564,641	2,423,643

Long Term Liabilities
Loans and notes payable	3,027,226	3,773,916
Lease payable	10,684	15,010
Deferred income tax liability	973	1,190
Total Long Term Liabilities	3,038,883	3,790,116

Common stock	78,842	77,819
Dividend Distributions	(850,000)	(1,470,000)
Additional paid-in capital	618,527	514,099
Retained Earnings	3,395,006	1,917,817
Total Stockholders' Equity	3,242,375	1,039,735

Total Liabilities and Stockholders' Equity	$ 7,845,899	$ 7,253,494
See accompanying notes to consolidated financial statements.

Alternative Energy Partners, Inc. and Subsidiaries
Consolidated Statement of Operations Pro Forma Unaudited

	Consolidated
	For the Year Ended July 31, 2010	For the Year Ended July 31, 2009
Revenues	$ 32,359,687	$ 21,192,669
Cost of Sales	22,793,338	12,716,391
Gross Profit	9,566,350	8,476,278

Consulting fees-related parties	52,131	10,000
Professional Fees	331,025	818,475
Salaries and Wages	3,696,617	3,395,137
Other general and administrative	2,121,823	2,830,883
Interest Income	(83,034)	(49,254)
	6,118,563	7,005,242

Net Income	$ 3,447,786	$ 1,471,036

Earnings per share-basic and diluted	$ 0.35	$ 0.15

  Shares outstanding                                                                                                                                     9,840,637                                                                                      9,840,637

See accompanying notes to consolidated financial statements.

Alternative Energy Partners, Inc. and Subsidiaries
Consolidated Statement of Cash Flows Pro Forma Unaudited

	Consolidated

	For the Year Ended July 31, 2010	For the Year Ended July 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$ 3,447,786	$ 1,471,036
Adjustments to reconcile Net Income
to net cash provided by operations:
Depreciation	151,450	145,478
Amortization	2,500	-
Stock issued for services	131	1,500
Changes in assets and liabilities	-	-
(Increase) decrease in Accounts Receivable	(167,672)	1,785,623
Services paid by shareholder	5,945	-
Increase (decrease) in Accounts Payable	(627,420)	(535,679)
Increase in Payroll Liabilities	2,454	17
Increase (decrease) in accrued liabilities	(309,249)	(1,095,282)
Increase in accrued interest	425	-
Net cash provided by Operating Activities	2,506,351	1,772,694

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in assets	(274,143)	(2,480,808)
Net cash provided by Investing Activities	(274,143)	(2,480,808)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from loan payable	(695,485)	2,242,175
Proceeds from related party-HOTI	19,033	-
Increase (Decrease) in Equity	(1,350,590)	(1,718,130)
	(2,027,042)	524,045

Net increase in Cash	205,166	(184,069)

Cash at beginning of period	1,694,718	1,878,787
Cash at end of period	$ 1,899,884	$ 1,694,718

See accompanying notes to consolidated financial statements.

Alternative Energy Partners, Inc. and Subsidiaries
Notes to Consolidated Financial Statements Pro Forma Unaudited
July 31, 2010 and 2009

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Alternative Energy Partners, Inc. (the “Company”) was incorporated in the State of Florida on April 28, 2008.

The Company is involved in the alternative energy sector and operates through its wholly-owned subsidiaries, Sunarias Corporation, SkyNet Energy, Inc., Shovon, LLC, Élan Energy, Inc. R.L.P. Mechanical Contractor, Inc. and Xynergy Corporation.  The Company is searching to acquire additional emerging growth companies to meet growing demands worldwide in the alternative energy sector.

The Company is a publicly traded and reporting company and its financial statements are included in its periodic reports filed with the United States Securities and Exchange Commission, including the audited financial statements for the fiscal year ended July 31, 2010.

Principles of Consolidation

The accompanying consolidated financial statements include Alternative Energy Partners, Inc. and its wholly-owned subsidiaries, Sunarias Corporation, SkyNet Energy, Inc., Shovon, LLC, Élan Energy, Inc. R.L.P. Mechanical Contractor, Inc., and Xynergy, Inc. All intercompany balances and transactions have been eliminated in consolidation.

The consolidated financial statements presented are unaudited pro forma financial statements including the results of operations and financial position of the Company including subsidiaries acquired subsequent to July 31, 2010, which have been retroactively presented on a July 31 fiscal year basis, as if acquired and held during the periods presented.

Risks and Uncertainties

The Company operates in an industry that is subject to rapid technological change. The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Alternative Energy Partners, Inc. and Subsidiaries
Notes to Consolidated Financial Statements Pro Forma Unaudited
July 31, 2010 and 2009

Note 1 Nature of Operations and Summary of Significant Accounting Policies
Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  At July 31, 2010 and 2009, respectively, the Company had no cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.  At July 31, 2010 and 2009, respectively, there were balances that exceeded the federally insured limit.

Earnings per Share

Basic earnings (loss) per share are normally computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is normally computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.  For purposes of  this Pro Forma Financial Statement presentation, the number of shares of common stock outstanding includes the number of shares outstanding resulting from the acquisition of subsidiaries after July 31, 2010 whose result of operations are included in these financial statements and gives effect to the 1 for 50 reverse split of the common shares of the Company effective in November, 2010.  The Company had no common stock equivalents that could potentially dilute future earnings (loss) per share; hence, a separate computation of diluted earnings (loss) per share is not presented.

Stock-Based Compensation

All share-based payments to employees will be recorded and expensed in the statement of operations.

Non-Employee Stock Based Compensation

Stock-based compensation awards issued to non-employees for services is recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the book value of an asset may not be recoverable. The Company evaluates, at each balance sheet date, whether events and circumstances have occurred which indicate possible impairment. The Company uses an estimate of future undiscounted net cash flows of the related asset or group of assets over the estimated remaining life in measuring

Alternative Energy Partners, Inc. and Subsidiaries
Notes to Consolidated Financial Statements Pro Forma Unaudited
July 31, 2010 and 2009

Note 1 Nature of Operations and Summary of Significant Accounting Policies

whether the assets are recoverable. If it is determined that an impairment loss has occurred based on expected cash flows, such loss is recognized in the statement of operations.

Income Taxes

The Company accounts for income taxes under the liability method.  Deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company uses a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments.  At July 31, 2010 and 2009, respectively, the Company did not record any liabilities for uncertain tax positions.

Fair Value of Financial Instruments

The fair value of the Company's financial assets and liabilities reflects the Company's estimate of amounts that it would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from sources independent from the Company) and to minimize the use of unobservable inputs (the Company's assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company's assessment of the assumptions that market participants would use in pricing the asset or liability.

Alternative Energy Partners, Inc. and Subsidiaries
Notes to Consolidated Financial Statements Pro Forma Unaudited
July 31, 2010 and 2009

Note 1 Nature of Operations and Summary of Significant Accounting Policies

At July 31, 2010, the Company has no instruments that require additional disclosure. The carrying amounts of the Company’s short-term financial instruments, including accounts payable and accrued liabilities, approximate fair value due to the relatively short period to maturity for these instruments.

Recently Issued Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. New pronouncements assessed by the Company recently are discussed below:

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2010-06, “Improving Disclosures about Fair Value Measurements” (ASU 2010-06). This update requires additional disclosure within the roll forward of activity for assets and liabilities measured at fair value on a recurring basis, including transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy and the separate presentation of purchases, sales, issuances and settlements of assets and liabilities within Level 3 of the fair value hierarchy. In addition, the update requires enhanced disclosures of the valuation techniques and inputs used in the fair value measurements within Levels 2 and 3. The new disclosure requirements are effective for interim and annual periods beginning after December 15, 2009, except for the disclosure of purchases, sales, issuances and settlements of Level 3 measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010 (August 1, 2011 for the Company). As ASU 2010-06 only requires enhanced disclosures, the Company does not expect that the adoption of this update will have a material effect on its financial statements.

In June 2009, the FASB issued ASU 2009-17, “Consolidations: Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.” ASU 2009-17, which amends ASC 810-10, “Consolidation”, prescribes a qualitative model for identifying whether a company has a controlling financial interest in a variable interest entity (“VIE”) and eliminates the quantitative model. The new model identifies two primary characteristics of a controlling financial interest: (1) provides a company with the power to direct significant activities of the VIE, and (2) obligates a company to absorb losses of and/or provides rights to receive benefits from the VIE. ASU 2009-17 requires a company to reassess on an ongoing basis whether it holds a controlling financial interest in a VIE. A company that holds a controlling financial interest is deemed to be the primary beneficiary of the VIE and is required to consolidate the VIE. ASU 2009-17 is effective as of the beginning of each reporting entity’s first annual reporting period

Alternative Energy Partners, Inc. and Subsidiaries
Notes to Consolidated Financial Statements Pro Forma Unaudited
July 31, 2010 and 2009

Note 1 Nature of Operations and Summary of Significant Accounting Policies

that begins after November 15, 2009 (August 1, 2010 for the Company). The Company is currently evaluating the effect the adoption of ASU 2009-17 will have on its financial statements.

Reclassifications

Certain amounts reflected in the accompanying consolidated financial statements for the year ended July 31, 2009 have been reclassified to conform to current year presentation.

Note 3 Income Taxes

The Company recognizes deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards.  The Company will establish a valuation allowance to reflect the likelihood of realization of deferred tax assets. Temporary differences, which give rise to a net deferred tax asset, are as follows: